VIA EMAIL

May 14, 2014

To: Darin Pastor, President
Capstone Affluent Strategies, Inc.
2600 Michelson Dr., Suite 700
Irvine, CA 92612

From: George Schneider
Capstone Financial Group, Inc.
2600 Michelson Dr., Suite 700
Irvine, CA 92612

Subject: Rescission of Acquisition Agreement and Plan of Merger (“Merger Agreement”) by and among Capstone Financial Group, Inc., Capstone Sub Co, and Capstone Affluent Strategies, Inc. (together the “Parties”)does

Dear Mr. Pastor,

This letter serves as notification that the Parties have mutually agreed to rescind the Merger Agreement dated December 16, 2013. The Board of Directors of each Party has unanimously approved the execution, delivery and performance of this Rescission Letter Agreement and the transactions contemplated by this letter.

Pursuant to this letter, the Parties hereby rescind the Merger Agreement and abandon the Merger by mutual consent. As a result of such rescission, the Merger Agreement is henceforth void and of no effect, without any liability on the part of the Parties or their affiliates, directors, officers, or stockholders.

In witness whereof, the undersigned have caused this agreement to be duly executed and delivered as of the date first above written.

CAPSTONE FINANCIAL GROUP, INC.
By:	/S/ George Schneider
George Schneider, President

CAPSTONE SUB CO
By:	/S/ Darin Pastor
Darin Pastor, President

CAPSTONE AFFLUENT STRATEGIES, INC.
By:	/S/ Darin Pastor
Darin Pastor, President

2600 Michelson Drive, Ste 700, Irvine, CA 92612   ❖  Securities offered through Courtland Securities Corp., Member FINRA/SIPC